Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert F. Mangano

President and Chief Executive Officer

1st Constitution Bancorp

(609) 655-4500

1ST CONSTITUTION BANCORP ANNOUNCES CLOSING OF THE MERGER OF SHORE COMMUNITY BANK WITH AND INTO

1ST CONSTITUTION BANK

CRANBURY, NJ – November 8, 2019 – 1st Constitution Bancorp (NASDAQ: FCCY) (“1st Constitution”), the parent company of 1st Constitution Bank, announced that the merger of Shore Community Bank (formerly OTC PINK: SHRC) with and into 1st Constitution Bank closed effective as of 5:01 p.m. Eastern Time on November 8, 2019.

At the effective time of the merger, each share of Shore Community Bank common stock was converted into the right to receive, at the election of the holders thereof, (i) $16.50 in cash, (ii) 0.8786 of a share of 1st Constitution common stock or (iii) a combination of cash and 1st Constitution common stock. As a result of the merger, former Shore shareholders will receive an aggregate of 1,509,275 shares of 1st Constitution common stock and an aggregate of approximately $24,233,385 in cash, which does not include cash in lieu of fractional shares. 1st Constitution now has, including the shares issued in connection with the merger, 10,191,676 shares of common stock outstanding.

1st Constitution Bank will now operate 26 branch banking offices in Central New Jersey, primarily in Mercer, Middlesex, Monmouth, Ocean and Somerset Counties, including five branch offices located in Ocean County, New Jersey.

Robert F. Mangano, President and Chief Executive Officer of 1st Constitution, said, “We are very excited about the expected benefits of the merger for our customers and shareholders. The expansion into Ocean County should provide additional lending and deposit gathering opportunities for us. We also believe that the merger will enable us to better serve our combined customer base and create long term value for our shareholders.”

About 1st Constitution Bancorp

1st Constitution Bancorp, through its primary subsidiary, 1st Constitution Bank, has approximately $1.3 billion of assets and operates 26 branch banking offices in Asbury Park, Cranbury (2), Fair Haven, Fort Lee, Freehold, Hamilton, Hightstown, Hillsborough, Hopewell, Jackson, Jamesburg, Lawrenceville, Little Silver, Long Branch, Manahawkin, Neptune City, Perth Amboy, Plainsboro, Princeton, Rocky Hill, Rumson, Shrewsbury and Toms River (3) New Jersey.

1st Constitution Bancorp is traded on the NASDAQ Global Market under the trading symbol “FCCY” and information about 1st Constitution Bancorp can be accessed through the Internet at www.1STCONSTITUTION.com.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this press release, including statements as to the effects of the merger, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (the “SEC”).  Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions.  Any statements that are not statements of historical fact, including statements containing such words as “will,” “could,” “plans,” “intends,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “anticipate,” “estimated,” or similar expressions, should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words.  Readers should not place undue influence on these forward-looking statements, which are based upon the current beliefs and expectations of management.  These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements.

There are important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in the 1st Constitution 2018 Annual Report on Form 10-K, which was filed with the SEC on March 15, 2019.  Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability.

1st Constitution undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.